UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2021

META FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-22140	42-1406262
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5501 South Broadband Lane, Sioux Falls, South Dakota 57108
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (605) 782-1767

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	CASH	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events.

On March 11, 2021, the U.S. Congress, through the American Rescue Plan Act of 2021, directed the Internal Revenue Service (“IRS”), to distribute a third round of Economic Impact Payments (“EIP”) via the U.S. Treasury to persons in the U.S. eligible to receive them. MetaBank, National Association (the “Bank”), a wholly-owned subsidiary of Meta Financial Group, Inc. (the “Company”), has entered into an amendment of its existing agreement with the U.S. Department of the Treasury’s Bureau of the Fiscal Service (“Fiscal Service”) under which the Bank will act as a Financial Agent to Fiscal Service in connection with the provision of prepaid debit card services to disburse a portion of the EIP payments to eligible recipients via Bank-issued prepaid cards.

In 2020, the Bank dispensed approximately $6.4 billion of the first round of EIP payments under the Coronavirus Aid, Relief, and Economic Security Act through the distribution of 3.6 million Bank-issued prepaid cards, and earlier this year dispensed approximately $7.1 billion of the second round of EIP payments under the Consolidated Appropriations Act of 2021 through the distribution of 8.1 million Bank-issued prepaid cards. In furtherance of the Company’s mission of enabling financial inclusion, the Bank expects it will disburse approximately $11 billion of EIP payments in the third round, with initial payments beginning after March 22, 2021.

The Company anticipates that participating in the EIP card distribution program is expected to have a slightly positive impact on earnings. The Bank does not expect these conditions will be sustained over the long-term and does not expect any material impact on its risk-based capital ratios.

As with the second round of EIP payments, the Bank is coordinating with the Office of the Comptroller of the Currency (the “OCC”) and the Federal Reserve and has been granted an additional temporary exemption from its requirement to maintain minimum regulatory capital leverage ratios by the OCC due to deposits received as part of the EIP program. The Bank expects to remain in good standing with regulatory agencies, will not be deemed as undercapitalized, and will not be under any regulatory restrictions due to participation in this EIP card distribution program.

A copy of the related press release is furnished as Exhibit 99.1 hereto.

Forward Looking Statements

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to, among other things, future events, including those relating to the disbursement of EIP funds and the related effects on the Company’s financial statements and capital ratios. These statements are often, but not always, made through the use of words or phrases such as “may,” “might,” “should,” “could,” “predict,” “potential,” “believe,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would,” “annualized” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements as a result of various risks, uncertainties and other factors. For a discussion of some of the risks and important factors that could affect our future results and financial condition, see our U.S. Securities and Exchange Commission filings, including, but not limited to, our Annual Report on Form 10-K for the fiscal year ended September 30, 2020. The Company expressly disclaims any intent or obligation to update any forward-looking statements, whether written or oral, that may be made from time to time by or on behalf of the Company or its subsidiaries, whether as a result of new information, changed circumstances or future events, or for any other reason.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description of Exhibit
99.1	Press Release dated March 22, 2021

SIGNATURE
    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

META FINANCIAL GROUP, INC.

Date: March 22, 2021	By:	/s/ Glen W. Herrick
Glen W. Herrick
Executive Vice President and Chief Financial Officer